Exhibit 16

POWER OF ATTORNEY

        The undersigned, Robert C. Doll, Jr., William M. Breen, David O. Beim, James T. Flynn, W. Carl Kester and Karen P. Robards, the Trustees and the Officers of each of the registered investment companies listed below, hereby authorize Robert C. Doll, Jr., Howard Surloff, Denis R. Molleur, Barry F.X. Smith, William M. Breen, Donald C. Burke and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: Master Institutional Money Market Trust (File No. 811-10631) and Merrill Lynch Funds for Institutions Series (File Nos. 33-14190 and 811-05149).

Dated: March 20, 2007

/s/ Robert C. Doll, Jr.	/s/ Donald C. Burke

Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/s/ David O. Beim	/s/ James T. Flynn

David O. Beim (Director/Trustee)	James T. Flynn (Director/Trustee)

/s/ W. Carl Kester	/s/ Karen P. Robards

W. Carl Kester (Director/Trustee)	Karen P. Robards (Director/Trustee)